Exhibit 10.2

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Third Amendment”) is made as of August 13 , 2026 (the “Third Amendment Effective Date”), by and between ARE-TECH SQUARE, LLC, a Delaware limited liability company (“Landlord”), and INTELLIA THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement dated as of February 18, 2025 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of July 2, 2025, and as further amended by that certain Second Amendment to Lease dated as of December 22, 2025 (the “Second Amendment”) (as amended, the “Lease”). Pursuant to the Lease, Tenant leases approximately 122,623 rentable square feet, consisting of (i) a portion of the basement level known as Suite 001, containing approximately 3,791 rentable square feet, (ii) a portion of the first floor known as Suite 100, containing approximately 4,382 rentable square feet, (iii) the entire second floor known as Suite 200, containing approximately 22,890 rentable square feet, (iv) the entire third floor known as Suite 300, containing approximately 22,890 rentable square feet, (v) the entire fourth floor known as Suite 400, containing approximately 22,890 rentable square feet, (vi) the entire sixth floor known as Suite 600, containing approximately 22,890 rentable square feet, and (vii) the entire seventh floor known as Suite 700, containing approximately 22,890 rentable square feet (the “Existing Premises”) in that certain building located at 400 Technology Square, Cambridge, Massachusetts (the “Building”). The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Pursuant to Section 39(a) of the Lease, Tenant has an obligation to expand the Premises to include the entire fifth floor of the Building (the “Fifth Floor Premises”).

C. Pursuant to the Second Amendment, Landlord and Tenant agreed to expand the Premises to include the BOH Expansion Premises.

D. The Expansion Premises Commencement Date for the BOH Expansion Premises is anticipated to occur on September 1, 2026.

E. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, expand the size of the Existing Premises to include the Fifth Floor Premises, as shown on Exhibit A attached to this Third Amendment.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Fifth Floor Premises. In addition to the Existing Premises and BOH Expansion Premises, commencing on the Fifth Floor Premises Commencement Date (as defined below), Landlord leases to Tenant, and Tenant leases from Landlord, the Fifth Floor Premises.
2.
Delivery. The “Fifth Floor Premises Commencement Date” shall be the date that Landlord delivers the Fifth Floor Premises to Tenant, which is anticipated to occur on December 1, 2026 (the “Fifth Floor Premises Target Commencement Date”). If Landlord fails to timely deliver the Fifth Floor Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Third Amendment shall not be void or voidable. Upon the request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Fifth Floor Premises Commencement

Date in substantially the form of the “Acknowledgement of Fifth Floor Premises Commencement Date” attached hereto as Exhibit B; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.

Except as otherwise expressly set forth in this Third Amendment or the Lease: (i) Tenant shall accept the Fifth Floor Premises in their condition as of the Fifth Floor Premises Commencement Date; (ii) Landlord shall have no obligation for any defects in the Fifth Floor Premises; and (iii) Tenant’s taking possession of the Fifth Floor Premises shall be conclusive evidence that Tenant accepts the Fifth Floor Premises and that the Fifth Floor Premises were in good condition at the time possession was taken.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Fifth Floor Premises, and/or the suitability of the Fifth Floor Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Fifth Floor Premises are suitable for the Permitted Use.

3.
Premises. Commencing on the Fifth Floor Premises Commencement Date, the defined terms “Premises” and “Rentable Area of Premises” on page 1 of the Lease shall be deleted in their entirety and replaced with the following:

“Premises: That portion of the Project, containing approximately 147,986 rentable square feet, consisting of (i) a portion of the basement level known as Suite 001, containing approximately 3,791 rentable square feet, (ii) a portion of the first floor known as Suite 100, containing approximately 4,382 rentable square feet, (iii) a portion of the first floor known as Suite 103 (Bulk Storage), Suite 104 (Chem Storage 3), Suite 105 (Bio Waste), Suite 106 (General Storage 1), Suite 108 (Chem Storage 1), Suite 109 (Chem Storage 2) and Suite 110 (Hazardous Storage) containing approximately 2,473 rentable square feet, (iv) the entire second floor known as Suite 200, containing approximately 22,890 rentable square feet, (v) the entire third floor known as Suite 300, containing approximately 22,890 rentable square feet, (vi) the entire fourth floor known as Suite 400, containing approximately 22,890 rentable square feet, (vii) the entire fifth floor known as Suite 500, containing approximately 22,890 rentable square feet, (viii) the entire sixth floor known as Suite 600, containing approximately 22,890 rentable square feet, and (ix) the entire seventh floor known as Suite 700, containing approximately 22,890 rentable square feet, all as shown on Exhibit A.”

“Rentable Area of Premises: 147,986 sq. ft.”

As of the Fifth Floor Premises Commencement Date, Exhibit A to the Lease shall be amended to include the Fifth Floor Premises as shown on Exhibit A attached to this Third Amendment.

4.
Base Rent.
a.
Existing Premises. Tenant shall continue to pay Base Rent with respect to the Existing Premises as provided for under the Lease.
b.
BOH Expansion Premises. Tenant shall pay Base Rent with respect to the BOH Expansion Premises as provided for under the Lease.
c.
Fifth Floor Premises. Commencing on the date that is 427 days after the Fifth Floor Premises Commencement Date (the “Fifth Floor Premises Rent Commencement Date”), Tenant shall commence paying Base Rent for the Fifth Floor Premises at the same rate per rentable square foot per year that Tenant is paying with respect to the Existing Premises, as adjusted on each Adjustment Date pursuant to Section 4(a) of the Original Lease.

Notwithstanding anything to the contrary contained herein, so long as Tenant is not in default under the Lease beyond applicable notice and cure periods, Base Rent payable with respect to the Fifth Floor Premises only shall be abated for the period commencing on the Fifth Floor Premises Rent Commencement Date through the date that is 90 days after the Fifth Floor Premises Rent Commencement Date (the “Fifth Floor Premises Abatement Period”). Tenant shall commence paying full Base Rent with respect to the Fifth Floor Premises on the day immediately following the expiration of the Fifth Floor Premises Abatement Period.

5.
Tenant’s Share of Operating Expenses of Building.
a.
Commencing on the Fifth Floor Premises Commencement Date, the defined term “Tenant’s Share of Operating Expenses of Building” shall be deleted in its entirety and replaced with the following:

“Tenant’s Share of Operating Expenses of Building: 65.82%”

b.
Commencing on the Fifth Floor Premises Rent Commencement Date, Tenant shall commence paying Tenant’s Share of Operating Expenses with respect to the Fifth Floor Premises. For the period of time commencing on the Fifth Floor Premises Commencement Date through the day immediately preceding the Fifth Floor Premises Rent Commencement Date, Tenant shall only pay Tenant’s Share of Operating Expenses of Building with respect to the Existing Premises and BOH Expansion Premises (i.e., Tenant’s Share shall be 55.64%). Notwithstanding the foregoing, during the Fifth Floor Premises Abatement Period, Tenant shall be required to pay Administration Rent in an amount equal to the amount of the Administration Rent that Tenant would have been required to pay in the absence of there being a Fifth Floor Premises Abatement Period.
6.
Utilities. The Fifth Floor Premises shall be separately check-metered to measure Tenant’s usage of electricity. Commencing on the Fifth Floor Premises Commencement Date, Tenant shall pay (i) directly to the Utility provider, prior to delinquency, any separately metered Utilities and services (which may include, among other Utilities and services, telephone and internet service) which may be furnished to the Fifth Floor Premises during the Term, (ii) to Landlord the cost of electricity provided to the Fifth Floor Premises based on the submeter reading, and (iii) to Landlord, its share of all charges for jointly metered Utilities provided to the Fifth Floor Premises based upon consumption, as reasonably determined by Landlord. Commencing on the Fifth Floor Premises Rent Commencement Date, Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord.
7.
Monthly Parking Charges. Commencing on the Fifth Floor Premises Rent Commencement Date, subject to the terms of Section 10 of the Original Lease, Tenant shall be required to pay Monthly Parking Charges for the parking spaces attributable to the rentable square footage of the Fifth Floor Premises.
8.
Base Term. For the avoidance of doubt, the Base Term of the Lease with respect to the Fifth Floor Premises shall be coterminous with the Base Term of the Lease for the Existing Premises.
9.
2027 Alterations. Commencing on the later of (i) the Fifth Floor Premises Commencement Date, or (ii) January 1, 2027 (the “2027 Alterations Allowance Commencement Date”), Landlord shall make available to Tenant an alterations allowance of up to $2,000,000.00 (the “2027 Alterations Allowance”) for the design and construction of certain restroom upgrades and other minor improvements desired by and performed by Tenant and reasonably acceptable to Landlord in the Premises that will not affect Tenant’s occupancy of the Premises (including the Fifth Floor Premises) for business purposes or Tenant’s Permitted Use (the “2027 Alterations”). Except for the 2027 Alterations Allowance, Tenant shall be solely responsible for all of the costs of the 2027 Alterations. The 2027 Alterations shall be treated as Alterations and shall be undertaken pursuant to Section 12 of the Lease; provided, however, in no event shall the 2027 Alterations be considered

Notice-Only Alterations. Notwithstanding anything to the contrary contained in Section 12 of the Lease, Tenant shall pay to Landlord an administrative fee equal to 1% of the cost of the 2027 Alterations. The architect and contractor for the 2027 Alterations shall be selected by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Prior to the commencement of the 2027 Alterations, Tenant shall deliver to Landlord a copy of any contract with Tenant’s contractors, and certificates of insurance from any contractor performing any part of the 2027 Alterations, evidencing industry standard commercial general liability, automotive liability, “builder’s risk”, and workers’ compensation insurance. Tenant shall cause the general contractor to provide a certificate of insurance naming Landlord, Alexandria Real Estate Equities, Inc., Landlord’s lender (if any), any management company retained by Landlord to manage the Project, and any other party reasonably designated by Landlord, as additional insureds for the general contractor’s liability coverages required above. The 2027 Alterations Allowance shall only be available for use by Tenant for the construction of the 2027 Alterations during the period of time commencing on the 2027 Alterations Allowance Commencement Date and expiring on December 31, 2027 (the “Outside 2027 Alterations Date”). Any portion of the 2027 Alterations Allowance that has not been properly requested by Tenant from Landlord on or before the Outside 2027 Alterations Date shall be forfeited and shall not be available for use by Tenant. Tenant shall have no right to the use or benefit (including any reduction to or payment of Base Rent) of any portion of the 2027 Alterations Allowance not required for the payment of the costs of the 2027 Alterations.
10.
Future Alterations. Commencing on January 1, 2028 (the “Future Alterations Allowance Commencement Date”), Landlord shall make available to Tenant an additional alterations allowance of up to $7,257,174.00 (the “Future Alterations Allowance”) for the design and construction of fixed and permanent improvements desired by and performed by Tenant and reasonably acceptable to Landlord in the Premises (the “Future Alterations”). Except for the Future Alterations Allowance, Tenant shall be solely responsible for all of the costs of the Future Alterations. The Future Alterations shall be treated as Alterations and shall be undertaken pursuant to Section 12 of the Lease; provided, however, in no event shall the Future Alterations be considered Notice-Only Alterations. Notwithstanding anything to the contrary contained in Section 12 of the Lease, Tenant shall pay to Landlord an administrative fee equal to 1% of the cost of the Future Alterations. The architect and contractor for the Future Alterations shall be selected by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Prior to the commencement of the Future Alterations, Tenant shall deliver to Landlord a copy of any contract with Tenant’s contractors, and certificates of insurance from any contractor performing any part of the Future Alterations, evidencing industry standard commercial general liability, automotive liability, “builder’s risk”, and workers’ compensation insurance. Tenant shall cause the general contractor to provide a certificate of insurance naming Landlord, Alexandria Real Estate Equities, Inc., Landlord’s lender (if any), any management company retained by Landlord to manage the Project, and any other party reasonably designated by Landlord, as additional insureds for the general contractor’s liability coverages required above. The Future Alterations Allowance shall only be available for use by Tenant for the construction of the Future Alterations during the period of time commencing on the Future Alterations Allowance Commencement Date and expiring on December 31, 2030 (the “Outside Future Alterations Date”). Subject to the immediately following sentence, any portion of the Future Alterations Allowance that has not been properly requested by Tenant from Landlord between the period commencing on the Future Alterations Allowance Commencement Date and expiring on the Outside Future Alterations Date, shall be forfeited and shall not be available for use by Tenant. Tenant shall have no right to the use or benefit (including any reduction to or payment of Base Rent) of any portion of the Future Alterations Allowance not required for the payment of the costs of the Future Alterations, except that, so long as no monetary or material non-monetary default then exists beyond applicable notice and cure periods, up to 50% of the Future Alterations Allowance remaining unused (if any), not to exceed a maximum of $1,500,000.00, may, upon Tenant’s delivery of written notice (a “Rent Credit Notice”) to Landlord (which Rent Credit Notice must be delivered to Landlord no later than June 30, 2030), be applied to the monthly installment of Base Rent due under the Lease for January 2031. In the event Tenant fails to timely deliver the

Rent Credit Notice, then Tenant shall forfeit the right to apply such portion of the Future Alterations Allowance toward Base Rent.
11.
Fifth Floor Premises Must-Take. Notwithstanding anything to the contrary contained herein, Section 39(a) and Exhibit G of the Lease are deleted in their entirety and are of no further force or effect. For the avoidance of doubt, Landlord shall not be required to provide the Fifth Floor Premises Allowance provided for in Section 39(a).
12.
Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Third Amendment and that no Broker brought about the transactions set forth herein, provided that the parties acknowledge that Newmark acted as the Broker in connection with the negotiation and execution of the Original Lease. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than Newmark, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.
13.
OFAC. Tenant and, to Tenant’s knowledge, all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the Term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.
14.
Miscellaneous.
a.
This Third Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Third Amendment may be amended only by an agreement in writing, signed by the parties hereto.
b.
This Third Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.
c.
This Third Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Third Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.
d.
Except as amended and/or modified by this Third Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Third Amendment. In the event of any conflict between the provisions of this Third Amendment and the provisions of the Lease, the provisions of this Third Amendment shall prevail with respect to any provision that is the subject of this Third Amendment, including any provision amended by the following sentence of this Section 14(d), and the provisions of the Lease shall prevail with respect to any other provision of the Lease. Whether or not specifically amended by this Third Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.

[Signatures are on the next page]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the Third Amendment Effective Date.

TENANT:
INTELLIA THERAPEUTICS, INC.,
a Delaware corporation
By: /s/ Edward Dulac
Name: Edward Dulac
Its: Chief Financial Officer
☒ I hereby certify that the signature, name, and title above are my signature, name and title
LANDLORD:
ARE-TECH SQUARE, LLC,
a Delaware limited liability company

By:		ARE-MA Region No. 31, LLC,
a Delaware limited liability company,
managing member
By:		Alexandria Real Estate Equities, L.P.,
a Delaware limited partnership,
managing member
	By:	ARE-QRS Corp.,
a Maryland corporation,
general partner
By: /s/ Allison Grochola
Name: Allison Grochola
Its: SVP - Real Estate Legal Affairs

EXHIBIT A

Fifth Floor Premises

[***]

EXHIBIT B

Acknowledgment of Fifth Floor Premises Commencement Date

This ACKNOWLEDGMENT OF FIFTH FLOOR PREMISES COMMENCEMENT DATE is made this _____ day of ______________, ____, between ARE-TECH SQUARE, LLC, a Delaware limited liability company (“Landlord”), and INTELLIA THERAPEUTICS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of that certain Lease Agreement dated as of February 18, 2025, as amended by that certain First Amendment to Lease dated as of July 2, 2025, as further amended by that certain Second Amendment to Lease dated as of December 22, 2025, and as further amended by that certain Third Amendment to Lease dated as of _____________, 2026 (as amended, the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Fifth Floor Premises Commencement Date is ______________, _____, and the Fifth Floor Premises Opex Commencement Date is ___________. In case of a conflict between the terms of the Lease and the terms of this Acknowledgment of Fifth Floor Premises Commencement Date, this Acknowledgment of Fifth Floor Premises Commencement Date shall control for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF FIFTH FLOOR PREMISES COMMENCEMENT DATE to be effective on the date first above written.

LANDLORD:	ARE-TECH SQUARE, LLC,
a Delaware limited liability company

	By:	ARE-MA Region No. 31, LLC,
a Delaware limited liability company,
managing member
		By:	Alexandria Real Estate Equities, L.P.,
a Delaware limited partnership,
managing member
			By:	ARE-QRS Corp.,
a Maryland corporation,
general partner
By: ___________________
Name: ________________
Its: ___________________

TENANT:	INTELLIA THERAPEUTICS, INC.,
a Delaware corporation

By: ______________________
Name: ___________________
Title: _____________________
□ I hereby certify that the signature, name, and title above are my signature, name and title